UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2021

Atlanticus Holdings Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-53717	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328
(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered

Common Stock, no par value	ATLC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 17, 2021, Atlanticus Holdings Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley Securities, Inc., as representative of the several underwriters named therein (the “Underwriters”), providing for the issuance and sale (the “Notes Offering”) of $135,000,000 aggregate principal amount of the Company’s 6.125% Senior Notes due 2026 (the “Firm Notes”) plus up to an additional $15,000,000 aggregate principal amount of 6.125% Senior Notes due 2026 pursuant to an option to purchase additional notes (the “Additional Notes”, and together with the Firm Notes, the “Notes”). On November 22, 2021, the Company consummated the issuance and sale of the Firm Notes.

The Notes Offering was made pursuant to the prospectus supplement dated November 17, 2021 and the accompanying prospectus dated May 13, 2021, filed with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-255834).

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

On November 22, 2021, the Company entered into an indenture (the “Base Indenture”) and a first supplemental indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”). The Indenture establishes the form, and provides for the issuance, of the Notes. The Indenture also contains customary events of default and cure provisions.

The Notes are general unsecured obligations of the Company and rank equally in right of payment with all of the Company’s existing and future senior unsecured and unsubordinated indebtedness, and will rank senior in right of payment to the Company’s future subordinated indebtedness, if any. The Notes are effectively subordinated to all of the Company’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and the Notes are structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries (excluding any amounts owed by such subsidiaries to the Company). The Notes bear interest at the rate of 6.125% per annum. Interest on the Notes is payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing on February 1, 2022. The Notes will mature on November 30, 2026.

The foregoing description of the material terms of the Underwriting Agreement, Base Indenture, the First Supplemental Indenture and the Notes is qualified in its entirety by reference to the full text of the Underwriting Agreement, Base Indenture, the First Supplemental Indenture and the Notes, copies of which are filed as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The legal opinion as to the legality of the Notes is included as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On November 15, 2021, the Company issued a press release announcing the launch of the Offering. On November 17, 2021, the Company issued a press release announcing the pricing of the Offering. On November 22, 2021, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are filed as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, to this this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 17, 2021, by and between the Company and B. Riley Securities, Inc., as representative of the several underwriters named therein.

4.1	Indenture, dated as of November 22, 2021, by and between Atlanticus Holdings Corporation and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated as of November 22, 2021, by and between Atlanticus Holdings Corporation and U.S. Bank National Association, as trustee.

4.3	Form of 6.125% Senior Notes due 2026 (included in Exhibit 4.2).

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP.

23.1	Consent of Troutman Pepper Hamilton Sanders LLP to the filing of Exhibit 5.1 herewith (included in Exhibit 5.1).

99.1	Launch Press Release, dated November 15, 2021.

99.2	Pricing Press Release, dated November 17, 2021.

99.3	Closing Press Release, dated November 22, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlanticus Holdings Corporation

Date: November 22, 2021	By:	/s/ William R. McCamey
Name: William R. McCamey
Title: Chief Financial Officer